EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2017-C7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, KeyBank National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the General Motors Building  Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the General Motors Building Mortgage Loan prior to July 26, 2021, Argentic Services Company LP, as Special Servicer for the General Motors Building Mortgage Loan on and after July 26, 2021, Wilmington Trust, National Association, as Trustee for the General Motors Building  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the General Motors Building  Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the General Motors Building  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the General Motors Building Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Griffin Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Griffin Portfolio Mortgage Loan prior to July 2, 2021, LNR Partners, LLC, as Special Servicer for the Griffin Portfolio Mortgage Loan on and after July 2, 2021, Wilmington Trust, National Association, as Trustee for the Griffin Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Griffin Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Griffin Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Griffin Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Griffin Portfolio Mortgage Loan on and after November 1, 2021, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the Harmon Corner Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Harmon Corner Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Harmon Corner Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Harmon Corner Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Harmon Corner Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Harmon Corner Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Airport Investment & Airport Overlook Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Airport Investment & Airport Overlook Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Airport Investment & Airport Overlook Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Airport Investment & Airport Overlook Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Airport Investment & Airport Overlook Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Airport Investment & Airport Overlook Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Airport Investment & Airport Overlook Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Murrieta Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Murrieta Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Murrieta Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Murrieta Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Murrieta Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Murrieta Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Murrieta Plaza Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Tryad Industrial & Business Center  Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Tryad Industrial & Business Center  Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Tryad Industrial & Business Center  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Tryad Industrial & Business Center  Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Tryad Industrial & Business Center  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Tryad Industrial & Business Center Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the One State Street Mortgage Loan, KeyBank National Association, as Special Servicer for the One State Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the One State Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One State Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One State Street Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the AFIN Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the AFIN Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the AFIN Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the AFIN Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the AFIN Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the AFIN Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)